                                                                   EXHIBIT 10.17

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS HAS BEEN OMITTED AND FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




                           MASTER AGREEMENT FOR DATA

                    COMMUNICATIONS AND VALUE ADDED SERVICES

                                   (MEXICO)

This Master Agreement for Data Communications and Value Added Services (this "Agreement") entered into on January 20, 2000 (the "Effective Date") by and between AOL Mexico, S. de R.L. de C.V. a Mexican limited liability company with offices in Mexico City ("AOL") and AVANTEL, S.A., a Mexican company with offices in Mexico City ("AVANTEL").

         WHEREAS, AOL is an Internet and online services provider who desires to build a proprietary AOLnet data communications network in Mexico;

         WHEREAS, AOLnet is defined to be the subset of AOL's dial-up access network, in which AOL has complete control of:

         (i)   the usage, location and quantities of the applicable equipment;

         (ii) the purchase, usage, and deployment of all hardware and software utilized to support the dial-up access network infrastructure; and

         (iii) The right to market all available capacity as expressed in Paragraph 1.3.

         WHEREAS, AVANTEL is a provider of data communications services and value-added services, including Internet access services;

         WHEREAS, AVANTEL has agreed to build out a portion of AOLnet in Mexico and provide communications services and value-added services to AOL;

         WHEREAS, the parties desire to formalize their relationship;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.       Scope of Services: AVANTEL shall install, activate, maintain, and
         ------------------
operate Modems as established in the AVANTEL Proposal attached to this agreement as Exhibit D, for AOL's nationwide dial-up network in AOL-designated cities in Mexico, as set forth in Exhibit C ("Deployment Plan"). The parties further agree to negotiate in good faith regarding future expansion of AOL-designated cities within Mexico. The initial total network size shall be [*] Modems. For purposes of this Agreement, "Modem" or "Port" shall mean an individual data channel, having the bandwidth specified in Paragraph 2.1.(e) from a specified location in Mexico to any of the then-current AOL data centers. This channel may be established via an analog or digital ingress (e.g., a channeled E-1, ISDN or ADSL circuit) to a Modem Box. "Modem Box" shall mean the physical product, which houses the Modems and the netserver capacity to provide intelligence regarding the network.

         1.1. Commitments AOL agrees to order from AVANTEL a minimum of [*]
         ----------------
modems for the buildout of AOLnet in Mexico by May 2001; provided, however, that AVANTEL meets all required performance criteria as initially established in Exhibit A and reasonably modified by AOL in the future. The modifications to the performance criteria must be done in writing duly signed by AOL and AVANTEL in the event of significant changes to cost directly resulting therefrom, the parties may review the fees set forth in Paragraph 2 ("Fees").

         Such performance criteria include, but are not limited to: (i) meeting the monthly buildout targets specified by AOL, and (ii) meeting the requisite service levels for such buildout (including without limitation the performance levels specified in Exhibit A. If in any month AVANTEL fails to meet any of its installation commitments, unless in case AVANTEL failure was because of any service provided by the local operator, AOL's minimum commitment for all following months shall be reduced by one-twelfth of the percentage by which AVANTEL has fallen short its quality and capacity requirements for such month. The above-described reduction in commitment shall not limit any of AOL's other rights and remedies hereunder or by law. Except for the specific commitments expressed above, AOL shall not otherwise be committed to purchase modems or services from AVANTEL.


         (a) AVANTEL Obligations.- AVANTEL shall deploy any capacity requests
         -------------------------
accepted by AVANTEL within [*] days of acceptance. The parties agree that AVANTEL may not implement any changes with respect to the throughout the Network without AOL's prior written approval. AVANTEL also agrees to deinstall Modem capacity from one site and reinstall it at another site, at AOL's sole discretion and cost, within [*] days after AOL's request for such deinstallation/reinstallation. If AVANTEL refuses to accept a capacity request or does not deploy a capacity request within [*] days after accepting such request, AOL shall be free to request installation of such capacity from another provider. Further, any such capacity request that AVANTEL refuses or does not timely fulfill shall nevertheless be counted towards AOL's minimum commitment as specified in Paragraph 1.1. AVANTEL also agrees to implement new technology on an expedited basis for AOL, who in its sole discretion, shall determine [*] for all of [*] and, in the event of [*] directly resulting therefrom, the parties may [*] set forth in Paragraph 2 ("Fees").

          (a) AOL will have the right to direct AVANTEL to [withdraw Returnable Dedicated] Modems (as defined below) within [*]days of the latest acceptance date of such Modems, subject to Paragraph 1.1(c), only in case the Modems Provider do not make any charge for those Modems. "Returnable Dedicated Modem" shall mean [*] percent [*] of the number of Modems AVANTEL is deploying in connection with an AOL initial buildout request, as defined in Paragraph 1 ("Scope of Services").

          (b) For the Returnable Dedicated Modems, parties shall negotiate the terms upon which AOL shall loan to AVANTEL the use of such equipment (i.e., the right to return such equipment for full refund therefor), including all hardware, software, spare parts and installation services necessary for the operation of the service for [*] days.

          (c) Ten (10) days before the end of such [*] days period, AOL shall provide AVANTEL with a written communication defining how many of the Returnable Dedicated Modems will be kept, and how many will be returned. For each [*] Returnable Dedicated Modems returned by AOL, AOL shall pay AVANTEL a service fee for removal thereof in the amount of [*] during the first year of this agreement, [*] during the second year of this agreement and [*] for the third year of this agreement, which AVANTEL shall invoice to AOL in accordance with Paragraph 2.3 ("Invoicing and Payment Conditions") below.

     1.2  Implementation of Network and Value Added Services. AOL shall have
          --------------------------------------------------
absolute control over the services and the establishment of a reasonable schedule for installations. In the event that AOL directs a change in services, locations or circuits type or a reallocation of Modems among locations after tasking has been issued or Modems have been activated, any additional direct costs incurred by AVANTEL, including any service termination or service activation costs, will be reimbursed by AOL. AOL shall retain control of how the users connect to the network and how the network connects to AOL. AVANTEL shall control the design and use of the network backbone, the value-added services, and the backhaul circuits from the virtual Pop's to the physical Pop's. AVANTEL shall determine the location of actual Modem installation, and AVANTEL shall also identify the number and location of spare Modems necessary to ensure compliance with the performance specifications described in Exhibit A.

     1.3  Third party relationship. AOL shall not market the services provided
          ------------------------
by AVANTEL to any third party, specially those which directly compete with AVANTEL, without prior written approval from AVANTEL and the authorization of the corresponding authorities, except to AOL's parents or AOL's subsidiaries where AOL is a [*]% or greater owner and where is no restriction from the corresponding authorities. If requested by AVANTEL, AOL shall have to prove the legal relationship it has with its parents or subsidiaries where AOL is a [*]% or greater owner. The foregoing shall in no way impede AOL from providing Internet services to consumers and businesses.


2.   Fees.
     ----
     2.1  Network Charges. In exchange for the network services and value added
          ---------------
services to be provided hereunder, AVANTEL will be paid the following for Modems accepted by AOL, as established in Paragraph 3 ("Acceptance Testing"), without taxes (all prices are quoted in Mexican pesos).

          (a) Dedicated Modems: Pricing below is per Dedicated Modem per month,
              ----------------
provided that such fee per Dedicated Modem will not be charged with regards to a Returnable Dedicated Modem at such time that it is returned or withdrawn in accordance with Paragraph 1.1(b).

DALLAS
------
                             ----------------------------------------------
                                         Monthly Rental Per Port
      ---------------------------------------------------------------------
        Range of Ports        Prices in Pesos [*]      Prices in Pesos [*]
      ---------------------------------------------------------------------
             [*]                      [*]                     [*]
      ---------------------------------------------------------------------
             [*]                      [*]                     [*]
      ---------------------------------------------------------------------
             [*]                      [*]                     [*]
      ---------------------------------------------------------------------
             [*]                      [*]                     [*]
      ---------------------------------------------------------------------


RESTON
------
                             ----------------------------------------------
                                         Monthly Rental Per Port
      ---------------------------------------------------------------------
        Range of Ports        Prices in Pesos [*]      Prices in Pesos [*]
      ---------------------------------------------------------------------
             [*]                      [*]                     [*]
      ---------------------------------------------------------------------

      ---------------------------------------------------------------------
             [*]                      [*]                     [*]
      ---------------------------------------------------------------------
             [*]                      [*]                     [*]
      ---------------------------------------------------------------------
             [*]                      [*]                     [*]
      ---------------------------------------------------------------------

AVANTEL will waive all monthly charges for the alpha and beta tests of the SERVICE to be provided by AVANTEL, as established in Exhibit D. Once the SERVICE is launched, AOL must pay for all modems that have been accepted by AOL. If AOL orders more than [*] Modems during the term of the Agreement after AOL launches the service, the proposed tariff for [*] Modems will be retroactive to the first month of operation after Alpha and Beta Tests. The proposed tariff for [*] Modems will be applied retroactively to the first month of operation after Alpha and Beta Tests only once during the term of this agreement.

If the contract is terminated without cause before the three year term, AOL must pay to AVANTEL all the investment and the monthly telephone line and IPL rents pending of payment for the first year of service, according to the current registered tariffs if and only if AVANTEL has made best efforts at reusing these resources. In the event of such a payment the amount will not exceed the amounts detailed in Paragraph 8.2. (c) ("Termination Charges").

These prices are valid for a three (3) year contract. Prices do not include taxes. Prices for the third year will be confirmed at the beginning of the corresponding period.

          (b) [*]: Prices according to the following table, [*] shall mean any existing [*] which is [*] when a [*].


                                             ---------------------------------
                                                  Prices in Mexican Pesos
      ---------------------------------------
             Monthly Port/Hours                            [*]
      ------------------------------------------------------------------------

      ------------------------------------------------------------------------
                     [*]                                   [*]
      ------------------------------------------------------------------------
                     [*]                                   [*]
      ------------------------------------------------------------------------
                     [*]                                   [*]
      ------------------------------------------------------------------------

          (c)   [*]: In the event that AOL orders a [*]

where [*] is available, [*] will be the [*] until such time [*] is installed. The access telephone number used with the [*] will be a [*] and will be the [*].

          (d)   National 800 Number Service

                      ------------------------------------------------------
                             Monthly 800 Service Commitment in Pesos
        --------------------------------------------------------------------
                               [*]       [*]       [*]        [*]
        --------------------------------------------------------------------
          Price per            [*]       [*]       [*]        [*]
           Minute
        --------------------------------------------------------------------


AVANTEL will provide to AOL a [*], starting from the [*] to reach a [*], during such [*] AVANTEL will apply the tariff for the [*]. After the [*] AOL and AVANTEL will [*] the applicable tariff for the service.

Prices for 800 Domestic Service in Mexican Pesos. Prices are subject to change according to AVANTEL<180>s registered tariff. Prices do not include dedicated access lines or local service charges made by the local carrier. Prices do not include taxes.

          (e) The Base Price paid to AVANTEL shall include all costs relating to the management of the dial-up network, including but not limited to:

                (i) the network circuit requirement [*] to the Dallas POP or Dulles / Reston POP as an option)], a LEC circuit requirement of [*]Modems, and a backhaul requirement of [*];

                (ii)   recurring LEC circuit charges;

                (iii)  recurring backhaul circuit charges;

                (iv)   amortization of all one-time circuit installation fees;

                (v)    analog POTs lines;

                (vi)   non-capital equipment;

                (vii)  site maintenance;

                (viii) recurring co-location charges;

                (ix)   co-location installation fees;

                (x)    other one-time installation fees;

                (xi)   Modem management fees;

                (xii)  equipment lease expenses at AVANTEL sites; and

                (xiii) the cost of any spare equipment.

For purposes of this paragraph, the [*] requirements are as follows:


                 Throughput                     Modems per [*] (or equivalent)
                 ----------                     ------------------------------

                    [*]                                    [*]

[*] shall be defined as a network circuit with a [*]capacity with [*].

          (f) The Base Price is valid for a [*] bps service only. Each additional [*] increment, as set forth above, that is requested by AOL will result in an additional [*] Mexican pesos) per Modem per month to the Base Price. The parties agree that the network sizing assumes that backhaul and backbone circuits are sized at no greater than seventy percent (70%) peak utilization per individual circuit, measured as an average over recurring [*] windows.

          (g) Subject to Paragraphs 11 ("Indemnity") and 12 ("Limitation of Liability"), AOL agrees to pay all applicable goods and services taxes relating to the services provided under this Agreement as identified in the relevant invoice provided pursuant to Paragraph 2.3 ("Invoicing and Payment Conditions").

          (h) In the event service is interrupted for reasons attributable only to AVANTEL, AVANTEL shall be penalized as follows:

 .    Failure for non-continuos interruptions up to [*] and less than [*]: If provision of the dial-up access service is interrupted for a period greater than [*], AVANTEL shall grant to AOL a credit for [*] price of activated ports billed and paid in the [*] months prior to the interruption, multiplied by the number of hours the interruption lasted.

 .    Failure for [*] and up to [*] continuous interruption: AVANTEL shall discount to AOL [*] of the amounts invoiced in the month when interruption is incurred, if service is interrupted for [*] to [*]continuous and uninterrupted [*], as of the time when AVANTEL receives the report from AOL in the National Monitoring and Control Center (CNMC) and a TROUBLE TICKET has been assigned and opened for such report.
     ---------------------------------------------------------------------------

 .    Failure for more than [*] continuous interruption: AVANTEL shall discount to AOL [*] of the amounts invoiced in the month when interruption is incurred, if service is interrupted for a term exceeding [*]continuous and uninterrupted [*], as of the time when AVANTEL receives a report from AOL in the National Monitoring and Control Center (CNMC) and a TROUBLE TICKET has been assigned and opened for such report.

AVANTEL shall not be bound to pay any of the aforementioned penalties if interruption results from a force majeure, act of God event, as well as interruptions attributable to the supplier of local telephone services.

          2.2   Price Changes. In the event that changes to government
                -------------
regulations, including tariffs, exchange rates or tax modifications, affect the services provided in this Agreement and result in savings or additional costs to AVANTEL, AVANTEL agrees to pass through the total amount of such savings or additional costs to AOL. AOL and AVANTEL further agree, at 12-month intervals or when mutually agreed, to in good faith evaluate and adjust prices quoted in Paragraph 2.1 ("Network Charges"), which may have been influenced by changes in inflation (e.g. referencing the IGP-DI rate) increased efficiency (e.g. better tools requiring fewer support staff) or reduced costs structures (e.g. increased capacity). AVANTEL hereby agrees that the foregoing covenant is a material term of this Agreement.

          2.3   Invoicing and payment conditions:
                ---------------------------------
          AOL shall be bound to pay AVANTEL the full amount of the invoices submitted for the services subject matter of this Agreement or the termination charges within the [*] calendar days following the period when services were provided or the termination was notified.

          For charge calculation purposes, a month shall be considered as having [*]. All collections and payments for the services under this Agreement shall be made in Mexican pesos.

          It is expressly agreed by AOL and AVANTEL that AVANTEL shall be able to invoice during a [*] period after the billing cutoff date, any service pending to be invoiced.

          Should the full amount billed by AVANTEL be not paid within the [*] calendar days following the period when services were provided, for reasons attributable to AOL, AOL shall be bound to pay AVANTEL late payment interests on past due balances, as of the [*] calendar day following the end of the period when services were provided and up to the date when payment is made.

          AVANTEL may suspend the provision of the services for payment failure and with no responsibility for AVANTEL, if after the periods mentioned below AOL fails to pay its debts, including the late payment interests referred to in the paragraph above, which shall be charged as follows:

          a) During the [*], AVANTEL shall wait a [*] period before suspending the services subject matter of this agreement. Late payment interests to be charged on past due balances during this period shall be:

 . As of day 1 and up to day [*] of this period, [*] on past due balances, and . As of day [*] and up to day [*]of this period, [*] on past due balances.

          b) During the second year of the term, AVANTEL shall wait a [*] period before suspending the services subject matter of this agreement. Late payment interests to be charged on past due balances during this period shall be:

 . As of day [*]and up to day [*] of this period, [*] on past due balances, and . As of day [*] and up to day [*] of this period, [*] on past due balances.

          c) During the [*], AVANTEL shall wait [*] period before suspending the services subject matter of this agreement. Late payment interests to be charged on past due balances during this period shall be:

 . As of day [*] and up to day [*] of this period, [*] on past due balances, . As of day [*] and up to day [*] of this period, [*] on past due balances.

          AVANTEL may suspend the provision of the service subject matter of this agreement for payment failure. If this agreement is terminated due to the payment failure there shall be no transition period, and AOL shall pay the corresponding termination charges, as set forth in this agreement. However, AOL may continue receiving services from AVANTEL if AOL prepays an amount equal to [*]. The prepayment must be done at [*] prior to the prepaid month and if there is a [*] the amount prepaid by AOL and the [*] must be [*] after the [*], and in case the prepayment exceeds the [*] by [*] the [*] will be [*] on the [*].

          AOL hereby agrees that the foregoing covenant is a material term of this Agreement.

          2.4 Procedure applicable to invoiced amounts in dispute
              ---------------------------------------------------
          Should AOL do not agree with its invoice, it shall address its dispute in writing to AVANTEL within the [*] as of the cutoff date indicated in each invoice. AOL binds itself to pay the undisputed amount by the payment due date, and the [*] of the disputed amount if the disputed amount is [*] of the [*].

     AOL shall pay the difference between the disputed amount paid and the disputed amount due after AVANTEL and AOL determine that such charges are applicable to AOL, which shall be determined within the following [*] days after the disputed amounts were notified to AVANTEL. If such charges are determined to be applicable to AOL, AOL shall be bound to immediately pay AVANTEL the disputed amount due plus late payment interests on such amount as it was defined in
Section 2.3., as of the date the dispute is resolved until the date when payment is made.

     If such charges are determined no to be applicable to AOL, AVANTEL shall be bound to credit the disputed amount paid or the difference between the disputed amount due and the disputed amount paid, plus late payment interests on such amount as it was defined in Section 2.3., as of the date the dispute amount was paid and the dispute is resolved.

     Disputed amounts shall be understood as such amounts invoiced to AOL by AVANTEL, which are not recognized by AOL or which it considers are not applicable because they are services not provided.

     Should invoiced amount dispute be not resolved by the PARTIES responsible areas within the [*] calendar days following the date when AOL presents the dispute, the PARTIES agree that such dispute be submitted for its resolution to their [*], which shall be awarded with a 15 (fifteen) calendar day term for such resolution. In the event [*] do not reach an agreement for any dispute, such dispute shall be exclusively and definitely resolved by the [*] in a term not exceeding [*] calendar days as of the date when dispute is submitted for its resolution.

     Should AOL claim disputes for invoiced amounts three consecutive times, and such three times be determined that dispute was not applicable, AOL shall be bound to thereafter pay the full amount of the invoices presented by AVANTEL, and any dispute by AOL shall be resolved as established, after payment is made.

     2.5  [*].

          (a) Commencing on [*], AVANTEL shall [*] herein stated and the [*]. Thereafter, AOL shall notify AVANTEL any changes [*], and AVANTEL shall be afforded with [*] following such notice to comply. To the extent AVANTEL fails to comply, AOL may elect [*], either to [*] or to [*] upon notice to AVANTEL.

          (b) [*] for any [*] shall mean: [*] that provides [*] with a [*] to those Services provided for [*] under this Agreement. [*] must contemplate [*] included in this agreement.

          (c) Avantel will maintain [*] presented on this agreement if Avantel handles [*]. If AOL fails to [*], Avantel may [*] included in Paragraph [*] of this agreement.

          (d) AVANTEL has the faculty to [*] notified by AOL. Should AVANTEL not [*], AOL may [*] in accordance with Paragraph [*], provided, however that AVANTEL shall [*], in accordance with Paragraph [*], AOL must [*] and the [*] within [*] following the period when [*].

          (e) To the extent necessary to [*] offered to AOL pursuant to this Paragraph 2.5 with [*], the parties will use the [*] by AOL during the preceding [*] shall mean any [*] to provide AOL, over a period of [*] with at least [*] of AOL's [*] over such period.

     2.6  [*]

          (a) AVANTEL agrees AOL shall receive [*] with respect to [*] provided under this Agreement to AOL, [*] to the extent that such [*].

          (b) AOL shall have the right [*] its sole discretion [*] pursuant to the terms, conditions and [*] set forth in this Agreement and pursuant [*]that is consistent with AVANTEL's customary [*] that become available to AVANTEL for [*]. AOL shall have the right [*] is provided or offered [*].

          (c)  As long as AOL has [*] than any [*], then:

          (i)  [*] shall each be at [*] than the [*] provided by AVANTEL [*].

          (ii) If at any time during the Term of this agreement [*] by this Paragraph 2.6., then AVANTEL [*] effective as of the date such [*]

          (d) AOL shall have [*] with respect to any [*]. For example, this Paragraph would entitle AOL to [*] with respect [*]:
                                                   -
i)   [*];

ii)  [*];

          (e) [*] AVANTEL during the Term, AVANTEL shall in good faith represent to AOL whether or not [*] is being made for reasons that include AVANTEL's belief that [*] pursuant to this Section. AOL may audit AVANTEL's compliance with this Section pursuant to Article 7 of the Agreement. In addition, upon AOL's request from time to time, AVANTEL's [*] compliance by AVANTEL with this Section. In the event AVANTEL [*] in accordance with this Paragraph 2.6., AOL shall be [*]. To the extent necessary [*] to AOL pursuant to Paragraph 2.5 with the [*], the parties will use the [*] by AOL during the preceding [*].

3.   Acceptance Testing.
     ------------------

     3.1  Acceptance Criteria and Data. Newly activated Modem Boxes will be
          ----------------------------
subject to an acceptance test by AOL. Each acceptance test shall last for a period of six (6) days. AOL shall have the option of rejecting a Modem Box and associated circuits which meets or exceeds one or more of the following failure thresholds: (a) [*] without a [[*]; (b) [*] to the [*] (such data will be provided by AVANTEL for the [*] on a daily basis. The six day acceptance period will be contingent upon receiving this data on a daily basis beginning with a [*]; (c) [*] which successfully connect to the [*] to the AOL [*]. AVANTEL shall provide to AOL all of the performance data necessary to conduct the acceptance tests on a daily basis during the testing period. If such data is not received by AOL daily, the applicable Modem Box shall automatically be deemed rejected.

     3.2  Notice of Failure. In the event that a newly activated Modem Box meets
          -----------------
or exceeds any of the failure thresholds specified in Paragraph 3.1 ("Acceptance Criteria and Data") within the six (6) day test period, AOL may, at its option, send AVANTEL an e-mail notice of rejection, specifying the failure thresholds which were met or exceeded during the test. In determining acceptance, AOL shall not hold AVANTEL accountable for problems due to AOL's client software. Provided that all relevant daily performance data has been provided to AOL as required by Paragraph 3.1 ("Acceptance Criteria and Data"), any Modem Boxes that have not been rejected by AOL by the end of the sixth day following activation will be deemed accepted.

     3.3  Rejected Modem Boxes. Rejected Modem Boxes shall be removed from
          --------------------
service pending further troubleshooting and corrective action by AVANTEL. Following such troubleshooting and corrective action by AVANTEL, AVANTEL may re-activate the Modem Boxes for customer use, and a new six-day acceptance period shall commence. No fees shall be charged to AOL during the period in which AVANTEL is implementing troubleshooting and corrective action or during the subsequent new six (6) day testing period. After the six day testing period without any requirement from AOL, AVANTEL automatically shall consider such Modem Boxes as accepted, and billing will begin.

     3.4  Payment Obligations. The payment obligation of AOL for any Modem Box
          -------------------
begins at the end of the six (6) day testing period and only upon acceptance of such Modem Box by AOL.

4.   Technical and Operational Requirements. AVANTEL shall provide services that
     --------------------------------------
meet the specifications as set forth in this Paragraph 4 and in Exhibit B ("Operational Requirements"):

     4.1  Netserver and Backbone Capacity
          -------------------------------

          (a) from the netserver to the backbone, there will be no more than [*] Modems per [*] line or [*] Modems per [*] line;

          (b)  the backbone is sized for aggregate dial and Internet traffic.

          (c) the IWAN or Cross-border lines to AOL shall be sized at 70% of peak utilization as measured over recurring [*] windows.

     4.2  Access and Connection Protocol. AVANTEL shall provide support for the
          ------------------------------
following AOLnet access methods, access technology, connection protocols and hub architecture:

          (a)  the proprietary AOL P3 protocol

          (b)  PPP

          (c)  TCP/IP

          (d)  UDP

          (e)  ISDN synchronous & asynchronous (v.120)

          (f)  128K Multi-link ISDN

          (g)  L2TP

          (h)  xDSL

          (i)  1-way Cable

          (j) Routing to multiple services including but not limited to AOL and any other AOL-offered service as requested by AOL, provided that the user's TCP/IP connection terminates at a site, which is subject to subparagraph (l) below.

          (k) Routing to resale customers that may be part of AOL's overall network allocation, provided that the user's TCP/IP connection terminates at a site which is subject to subparagraph (l) below.

          (l) Routing to other AOL-specified sites in addition to the Dallas POP, or Dulles / Reston POP as an option, provided that the cost of routing to the other AOL-specified sites does not exceed the cost of routing the equivalent traffic to the Dallas POP or Dulles /

Reston POP as an option, subject to prior agreement by AVANTEL and AOL on how IP routing is implemented.

     4.3  IP Addresses. AVANTEL shall acquire and manage IP addresses for all
          ------------
protocols utilized by AOL during the term of this Agreement. Each [*] shall be provided a [*] such that [*] can be [*] through such [*] and AVANTEL further agrees that [*]. AOL shall be provided the source IP addresses prior to use two weeks in advance of implementation within the network. AVANTEL acknowledges and agrees that it must assign IP addresses in connection with its implementation of the PPP protocol in a manner that permits AOL to reliably identify the location and identity of users.

     4.4  IETF Standards. AVANTEL shall, in its network design and topology,
          --------------
comply with IETF approved and adopted standards applicable to the access methods set forth in Paragraph 4.2.

     4.5  Domain Name Services. AVANTEL shall provide domain name service as
          --------------------
follows:

          (a)  resolve domain name service queries to AOL destinations

          (b) support domain name service for AOL service access to the AOL domain and any zones resident on AOL name servers

          (c)  maintaining domain name
service servers

          (d) support AOL in acquisition of IP address blocks as requested by AOL

          (e) AVANTEL shall not require return of address blocks currently in use by AOL and shall provide additional blocks from the allocated AVANTEL space in accordance with applicable NIC Mexico rules.

     4.6  Changes in Operating Requirement. AOL may direct changes to the
          --------------------------------
operating requirements described in this Section 4 to provisioned bandwidth, AOLnet access methods, access technology, and hub architecture, and AVANTEL will respond promptly with any adjusted pricing related to such request. In the event that such changes necessitate an extension of the timeframe originally scheduled for the installation of Modems, the installation schedule shall be extended the same amount of time required to execute such changes.

     4.7  Usage. AOL is obligated to terms substantially similar to those set
          -----
forth below in its Terms of Service relating to the services provided under this
Agreement:

          (a) Transmitting illegal, obscene or pornographic information of any kind, expressly including, but not limited to, information that constitutes a criminal offense or a violation of applicable laws.

          (b) Transmitting information or adding information or software, which is affected by a virus, or damaging component that might in some way affect the service which is being provided.

          (c) Fraudulently using the service in any way, which contradicts the specifications, included herein.

          (d) Copying, pasting, publishing, transmitting, reproducing or distributing in any way information, software or any other material obtained via Internet and which is protected by industrial or intellectual property rights, or any other right, without obtaining the prior permission of the owner or holder of the right.

If AOL becomes aware of the fact that one of its authorized members has violated any of the prohibitions set forth above, AOL must take all reasonable steps to enforce its Terms of Service.

5.   Network Performance.
     -------------------

     5.1  Service Performance Levels. The network shall perform in accordance
          --------------------------
with the service performance levels set forth in Exhibit A ("Service Performance Levels"). AOL shall notify AVANTEL in the event that the network fails to meet or exceed the Service Performance Levels [*]. AVANTEL shall have [*] following the receipt of such notice to cure such failure. If AVANTEL fails to cure such failure within such [*] period, AOL may, at its sole option, either (i) terminate this Agreement for default, in accordance with Paragraph 8.2 ("Termination") or (ii) suspend the minimum network order commitments of Paragraph 1.1 ("Commitments") until such time as the network meets or exceeds the Service Performance Levels (based on average measurements over [*]). For purposes of the foregoing, suspending the minimum network order commitments shall mean that for each month until the network has been brought into compliance with the Service Performance Levels, AOL shall have no obligation to place any orders for network capacity with AVANTEL for such month. Further, AOL shall have no obligation following any period of suspension to make up for any network capacity orders not made during such period of suspension.

     5.2  Year 2000 Compliance. AVANTEL represents and warrants that the
          --------------------
services provided under this Agreement are Y2K compliant. Year 2000 compliant shall mean:

          (a) Business processes and procedures must contain no logical or arithmetic inconsistencies and will function without interruption prior to, during and after Year 2000.

          (b) The Year 2000 must have the ability to recognize and manage business processes and procedures that occur in association with the leap year.

          (c) All interfaces and processes must be able to handle the data storage, display and output of date driven information as it relates to the century, in order to eliminate date ambiguity.

          (d) Successfully and reliably process date relevant functions and data containing dates from, into and between the twentieth and twenty-first centuries.

          (e) The above definitions apply, provided that all other products (e.g., hardware, software, and firmware) interfacing with AOL and CompuServe properly exchange date data with it.

     5.3  Architectural Independence.

     (a)  Alternate Carriers. In the event AVANTEL determines that another
          ------------------
carrier's offerings represent a superior value, or other factors which may make another carrier's offerings preferable, AVANTEL may utilize a carrier other than its current carrier for the network or any portion thereof. AVANTEL acknowledges AOL's goal is to achieve architectural independence among its service providers to minimize the probability that a single failure could impact more than one AOL service provider. AVANTEL shall solicit AOL's input prior to the use of a carrier other than its current carrier.

     (b)  International or Cross-Border Circuits. During the term of this
          --------------------------------------
Agreement, AOL may decide to obtain or build international transit capacity to connect the portion of the AOLnet network located in Mexico or other parts of Latin America to AOL data centers located outside of Latin America. In the event of such an occurrence, AOL agrees to explore opportunities with AVANTEL to either re-evaluate the current International circuit agreement and give AVANTEL the first option to meet competitive pricing, or to assist in the procurement of a new international circuit.

          AOL shall have the right, which may be exercised at its sole discretion at any time without penalty, to terminate any provision of this Agreement only for the International or Cross-Border Circuits (including the applicable provisions for the payment of fees) that pertain to the provision of backbone services between Mexico and AOL data centers outside of Latin America, in such case, demarcation points will be redefined.

     5.4  AVANTEL Representation. AVANTEL represents and warrants that the
          ----------------------
relevant authorities in Mexico have certified any and all Modem and Modem Box, as defined above, in accordance with the applicable laws and regulations.

6.   Project Management.  AVANTEL shall set up an AOL project team, staffed with
     ------------------
a AVANTEL Project Manager and a dedicated AOL project manager [*], who will be responsible for building, maintaining, and operating AOLnet and the AOL Internet access. The AVANTEL project manager shall be AOL's primary point of contact and report to AOL [*].

7.   Audits
     ------

     7.1 Each party reserves the right to audit the other party's relevant books and records strictly related to this agreement to verify the audited party's compliance with the terms of this Agreement. This audit and any other audit permitted under this Agreement by one party of the books and records of the other party, shall be performed by an independent certified public accounting firm as follows:

               (i) following at least [*] prior written notice to the audited party;

               (ii)   at the auditing party's sole cost and expense;

               (iii)  in a reasonable scope and duration;

               (iv) in a manner so as not to interfere with the audited party's business operations; and

               (v) in compliance with the audited party's security requirements.

Unless the parties mutually agree otherwise, the number of audits that each party may conduct shall not exceed one per year. Nothing contained in this paragraph is intended to allow either party access to or review of confidential information, the disclosure of which would violate the terms of an agreement with any third party. Materials of the audited party reviewed by such independent certified public accounting firm in the course of the audit shall be deemed confidential and their use shall be limited to the conduct of the audit and any resulting report shall not contain any confidential information of the audited party or any third party. Such accounting firm shall, prior to conducting such audit, execute a nondisclosure agreement acceptable to the audited part containing the substantive provisions of this paragraph. Any report or other information produced or reviewed by the auditor shall not be distributed within the auditing party except to such persons with a need to know. The foregoing report and/or information shall be made available to the audited party on request. Each party shall maintain complete and accurate records and shall retain such records for a period not less than the term of this Agreement or such other longer period as may be required by applicable law, rule, or regulation. The disclosure of any documents, records or any other information shall be limited to portion of the documents, records or information that relate to this Agreement.

     7.2 Within [*] of AOL's written request, a senior executive officer of AVANTEL will certify, through sworn affidavit, that [*].

8.   Term and Termination.
     --------------------

     8.1  Term. The term of this relationship shall be three (3) years from the
          ----
Effective Date. The Agreement may be renewed at the option of AOL and prior written agreement duly signed by AVANTEL, for additional one-year periods upon six months notice to AVANTEL. At the end of the Agreement, the parties will implement a six-month transition period to allow for the orderly migration of AVANTEL's customers and AOL's assumption of management and control of the network as established in Paragraph 8.2.d.. The parties will resolve all transition issues in an equitable manner.

     8.2. Termination: Either party shall have the right to terminate this
          -----------
agreement for Material Breach, provided that any such breach is uncured after 30 (thirty) days written notice, or the term specified in the corresponding Section or Paragraph. If the default party fails to comply with its obligations within such term, the agreement shall be automatically terminated. Nothing in this Section shall negate or otherwise invalidate either party's ability to terminate this agreement as a result of a breach of agreement by the other party or as otherwise stated elsewhere in the Agreement.

8.2.a. AOL may terminate this agreement without the need of a judicial order, if AVANTEL incurs any of the following failures to comply, and such failure to comply is not cured as established before:

  i) If AVANTEL fail to present a business proposal [*] under the conditions set forth in Article 2.5, or

  ii) If AVANTEL fail to meet the conditions offered [*], according to Section 2.6, or

  iii) If AVANTEL fail to comply with Network Performance according to Section 5.1., or

  iv)   If an assignment is made contravening that provided in section 14.4., or

  v)    If AVANTEL fail to comply and the service levels expressed in Exhibit
        "A", or

8.2.b. AVANTEL may terminate this agreement without the need of a judicial order, if AOL incurs any of the following failures to comply, and such failure to comply is uncured after 30 (thirty) days written notice, or the term specified in the corresponding Section or Paragraph.

  i)    If AOL fail to pay the monthly charges in accordance with Section 2.3.

   ii) If an assignment is made contravening that provided in section 14.4., or

The following reasons are exempted from that established in paragraph 2 above. AVANTEL may terminate this Agreement for these reasons without the need of a judicial order, by written notice given to AOL at least 24 hours in advance:

    i) If AOL [*] or uses [*] provided by [*], among which the [*] and the [*] are included.

   ii)    If AOL [*] or uses [*] in such a way that the [*] granted to [*].

8.2.c. Termination charges.

If this agreement is terminated or canceled pursuant to that provided by any of its articles, AOL shall be bound to pay AVANTEL the following:

1. Any amount due outstanding at the effective termination or cancellation date, for services provided by AVANTEL under the terms of this Agreement.

2. The corresponding termination charge, according to the following table:

---------------------------------------------------- ----------------------------------------------------------
        Month when termination is enforced                  Termination charge, in dollars US currency
---------------------------------------------------- ----------------------------------------------------------
                        [*]                                                     [*]
---------------------------------------------------- ----------------------------------------------------------
                        [*]                                                     [*]
---------------------------------------------------- ----------------------------------------------------------
                        [*]                                                     [*]
---------------------------------------------------- ----------------------------------------------------------

AVANTEL shall compute the termination charge payable by AOL, for the number of ports [*] and the [*].

In the event of termination AVANTEL will perform its best efforts to reduce the termination charges by repurposing resources used by AOL. In the event the termination occurs before the first twelve months of the contract, AOL agrees to pay AVANTEL the amounts that local carriers charge to AVANTEL for services required to fulfill this agreement. In the event of any termination, AVANTEL will transfer ownership of the telephone numbers in the network to AOL or its designee, subject to regulatory feasibility of this procedure, if any.

8.2.d. Transition period:

Should this Agreement be terminated, AVANTEL agrees to work reasonably with AOL or its designees to ensure a smooth and scheduled migration of the control and management of the services provided at that time to AOL. For such purpose, PARTIES agree the following:

1) Before the initiation of the Transition Period, AOL shall pay AVANTEL any amount due, and shall have resolved any invoiced amounts disputed, at the date when the Agreement termination notice is to be enforced, as well as the corresponding termination charges according to section 8.2.c above;

2) Before the initiation of the Transition Period, parties herein shall confirm the services that will still need to be provided, such services shall be detailed in a document, which will be signed by the parties and shall be attached hereto as an exhibit. Therefore, parties agree that during the Transition Period the Dispute Procedures set forth in section
     2.4 herein shall only be applicable if there is a difference between the amounts billed and the services provided based on the document herein mentioned.

3) AOL binds itself to pay AVANTEL the full amount of the invoices presented for services provided during the Transition Period, within the [*] calendar days following the end of the period during which such services were provided, should AOL fail to make the payment within the aforementioned period, AVANTEL shall have the right to immediately cancel the provision of the services, with no responsibility for AVANTEL, and to enforce the legal action it deems appropriate to recover the amounts due.

4) The Transition Period shall be in force for a term not exceeding 180 (one hundred and eighty) days, as of the date when the termination notice is enforceable.

5) Services provided during the Transition Period shall be subject to the terms and conditions of this agreement, as long as they are not contrary to those provided in this section.

9.   Confidentiality. The parties agree that all disclosures of confidential
     ---------------
and/or proprietary information before and during the term of this Agreement shall constitute confidential information of the disclosing party. Such confidential information shall include, but not be limited to, [*] statistics, [*], all [*] information, and this Agreement and [*]. Each party shall use commercially reasonable efforts to ensure the confidentiality of such information supplied by the disclosing party, or which may be acquired by either party in connection with or as a result of the provision of the services under this Agreement. Each party agrees that it shall not disclose, use, modify, copy, reproduce, or otherwise divulge such confidential information.

     9.1      The non disclosure obligation shall not be applicable to:

          (a) Information that is in or becomes part of the public domain without violation of this Agreement by the receiving party;

          (b) Information that was known to be in the possession of the receiving party on a non-confidential basis prior to the disclosure thereof to the receiving party by the disclosing party, as evidenced by written records;

          (c) Information that was developed independently by the receiving party's employees;

          (d) Information that is disclosed to the receiving party by a third party under no obligation of confidentiality to the disclosing party and without violation of this Agreement by the receiving party; or

          (e) Information that is authorized, in writing, by the disclosing party for disclosure or release by the receiving party.


10.  Certain Conditions:
     ------------------

[*]: AVANTEL shall destine [*] of invoiced amount less taxes due to this Agreement to [*] or, [*].

11.  Indemnity. AVANTEL agrees to indemnify, defend, and hold AOL harmless from
     ---------
damages, losses, or liabilities (including reasonable attorneys' fees) arising from (i) any third party claims of intellectual property rights infringement arising from the use of any AVANTEL-developed materials; (ii) AOL claims arising out of a breach by AVANTEL of this Agreement; and (iii) AOL claims relating to any physical damage to property or personal injury caused by AVANTEL; (iv) any tax claims resulting from deficiencies in the taxes paid by AVANTEL in connection with this Agreement.

AOL agrees to indemnify, defend, and hold AVANTEL harmless from and against damages, losses, or liabilities (including reasonable attorneys' fees) arising from: (i) Any claim related to any physical damage to property or personal injury caused by AOL (ii) any tax claims resulting from deficiencies in the taxes paid by AOL in connection with this Agreement.

12.  Limitation of Liability. Notwithstanding anything else to the contrary
     -----------------------
stated or implied herein, neither party shall have any liability whatsoever for any indirect, incidental, consequential, or special damages (including lost profits) suffered by the other or by any assignee or other transferee of the other, even if informed in advance of the possibility of such damages, which includes, but is not limited to, loss of profits, revenues or business opportunities.

13.  Ownership and Remedies upon Termination or Expiration.
     ------------------------------------------------------

          (a) AVANTEL shall retain title and ownership to the dial-up network equipment, including but not limited to, Modems and related equipment; provided, however, that as a condition of such ownership, the parties agree that:

               (i) AOL, in its sole discretion, shall determine [*] and [*] for the Modems and related equipment, and AVANTEL agrees to implement any new technology on an expedited basis for AOL, as established in Paragraph 1.1;

               (ii) AOL shall recoup all of the economic benefit of any [*] by AOL of a [*]; and

               (iii) Even in the event of Agreement termination, AVANTEL shall not [*] to any third party, just in case this [*] is technical and legal possible for AVANTEL, without written notice to AOL. This shall not be applicable in the event of Agreement termination due to payment failure by AOL according to Paragraph 2.3.

               (iv) Upon termination of this Agreement arising from a material uncured breach by AVANTEL, the parties agree that:

 .    AOL (or its designee) shall be allowed to manage the operation of the AOL portion of the network utilizing AVANTEL personnel and staff and AVANTEL equipment and software at AVANTEL locations, and AVANTEL shall permit such personnel and staff to have restricted (but reasonably sufficient) access to such AVANTEL locations for the purpose of managing such operations, with the applicable charges payable to AVANTEL for all Services rendered during the six months after the effective date of termination, transition period;

 .    The parties shall implement a six month transition period to allow for
     AOL's assumption of management and control of the network. AOL shall pay to AVANTEL its services rendered until the date AVANTEL and AOL finished the transition of them. AVANTEL shall not encumber or permit the [*].

Notwithstanding anything to the contrary in this Agreement, any changes in the AOL [*] shall require prior written approval from AOL, except in case the change of [*] is done because an authority requirement, legal or regulatory rule. AOL shall also retain title and ownership to all data contained in written reports prepared and delivered to AOL hereunder. Any software developed by AVANTEL incidental to the performance of services for AOL, the cost of which is charged to, and reimbursed by, AOL shall be jointly owned by AVANTEL and AOL, and AVANTEL may not use such software for the benefit of a third party unless AVANTEL pays to AOL the cost that was charged to AOL for the development of such software. Notwithstanding the foregoing, in no event shall AVANTEL use such software for the benefit of any entity reasonably construed to be a competitor of AOL. AVANTEL further agrees to execute any and all necessary documentation to perfect AOL's ownership rights in such software as reasonably requested by AOL ,at AOL's responsibility and cost. AVANTEL further agrees that it has no ownership rights or usage rights (except as necessary to fulfill its obligations as set forth in this Agreement) to any AOL proprietary information or software provided hereunder, including but not limited to any AOL proprietary information or AOL software which may be incorporated into written material or software delivered under this Agreement.

14.  General.
     -------

     14.1 Governing Law. This Agreement shall be governed and construed under
          -------------
the laws of the [*] and the federal district court of [*], are hereby elected to settle any disputes arising herefrom, with the exclusion of any other no matter how privileged it may be.

     14.2 Press Release. The terms of this Agreement are confidential, and
          -------------
neither party shall disclose to any third party (other than bankers and lenders, and legal and other professional advisers with a need to know) the terms and conditions of this Agreement. Such obligations shall apply except as required by law or government regulation. In addition, any press release or public announcement with respect to this Agreement shall be subject to the mutual approval of the parties, unless such major press releases or public announcements are required by law.

     14.3 Force Majeure.
          -------------

          (a) During the term of this Agreement, neither party shall be in default of its obligations to the extent that its performance is delayed or prevented by outside causes beyond its reasonable control, such as but not limited to acts of God, natural disasters, bankruptcy of a vendor, strikes and other labor disturbances, acts of war or civil disturbance, or other equivalent or comparable events. Market fluctuations and decreases in the business volume of AOL shall not be considered as acts of God.

          (b) In such event, the non-performing party will be excused from any further performance obligations so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance without delay. [*].

          (c) Any party so delayed in its performance will immediately notify the party to whom performance is due by telephone (to be confirmed promptly in writing) and describe in reasonable detail the circumstances causing such delay.

          (d) If any of the circumstances described in this Paragraph prevent, hinder, or delay performance of the Services necessary for the performance of AOL's critical functions for more than [*] then AOL may terminate this Agreement without penalty as of a date specified by AOL in a notice of termination to AVANTEL. For the avoidance of doubt, at all times, AOL may procure such services from an alternate source.

     14.4 Assignment. Neither party may assign this Agreement or its rights or
          ----------
obligations under this Agreement to a third party without the prior written consent of the other party, whose consent shall not be unreasonably withheld.

     In the event of the consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of either party or the acquisition by any individual, entity or group of beneficial ownership of more than a controlling interest of either party, then the other party shall have the right to terminate this Agreement without penalty but otherwise in accordance with paragraph 8.2.

     14.5 Notices. All notices or reports permitted or required under this
          -------
Agreement shall be in writing and shall be delivered by personal delivery, telegram, or facsimile transmission or by registered mail, return receipt requested. Notices shall be sent to the signatories of this Agreement at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing. Notices shall be effective upon receipt. In the case of AOL, any and all notices to be provided to AOL under this Agreement must also be provided to AOL at Bosque de Ciruelos No. 168, Col. Bosques de las Lomas, C.P. 11700 en Mexico, D.F., to the attention of its General Counsel.

     14.6 No Agency. Nothing contained herein shall be construed as creating any
          ---------
agency, partnership, or other form of joint enterprise between the parties.

     14.7 Full Power. Each party warrants that it has full power to enter into
          ----------
and perform this Agreement, and the person signing this Agreement on such party's behalf has been duly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

     14.8  Survival. Paragraphs 2.3 ("Invoicing and Payment Conditions"), 8.2
           --------
("Termination"), 9 ("Confidentiality"), 10 ("Certain Conditions"), 11
                                             ------------------
("Indemnity"), 12 ("Limitation of Liability"), 13 ("Ownership") and 14 ("General") of this Agreement shall survive for a period of [*] after cancellation, termination or expiration of this Agreement.

     14.9  Entire Agreement. This Agreement constitutes the entire agreement
           ----------------
between the parties with respect to the subject matter hereof. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

     14.10 Waiver. No failure on the part of either party to exercise, and no
           ------
delay in exercising any right or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

     14.11 Language and Counterpart. This Agreement may be executed in Spanish
           ------------------------
and English, provided however that the Spanish version shall always prevail in the event of any disputes concerning this agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

AOL MEXICO, S. de R.L. de C.V.                              AVANTEL S.A.

By:    /s/ Eduardo Escalante        By:   /s/ Javier Vieyra Navarro
    ---------------------------        ------------------------------
Name:  Lic. Eduardo Escalante             Ing. Javier Vieyra Navarro
Title: President                          Title: Local Services Director
Date:  January 20, 2000                   Date:  January 20, 2000

                                    EXHIBIT A

                           Service Performance Levels

I.   Reports
     -------

AVANTEL will provide to AOL the following reports:

1.   Usage Reports

     A.  Daily reports on hourly usage by modem by city
     B.  Daily reports on percentage of ineffective calls

2. Daily reports on circuit utilization, including but not limited to [*]. These reports will include (i) 5 minute in and out bit rates; (ii) packet loss (average, median and 95th percentile for each major router pair); (iii) round trip delays between major router pairs.

3.   Read only access by AOL to SNMP variables on AOL demarcation routers

II.  Service Level Requirements
     --------------------------

AVANTEL shall meet or exceed the AOLnet network average in the following areas:

1.   Connection Success (getting connected to the AOL service)

     A.  [*]
     B.  [*]
     C.  Training
     D.  Ineffectives
     E.  Customer Reported Problems

2.   Connection Quality (staying connected)

     A.  Percentage of [*]
     B.  [*]
     C.  [*]

3.   Problem Resolution

     A.  Modem Availability
     B.  Trouble Tickets Resolution Time
     C.  Service Down Time

4.   Ability to Fill Orders

     A.  Modem Plan
     B.  Backbone Capacity Plan

                                    EXHIBIT B
                                    ---------

                            Operational Requirements
                            ------------------------

I.   Network Engineering

          AVANTEL agrees to provide network engineering to address operational and long-term planning issues.

II.  Operations

         AVANTEL will continue to provision, staff, and operate a Network Operations Center ("NOC") with dedicated support for AOL and a backup NOC at a separate location at least 300 miles away. The scope of this task will include the following AVANTEL support and value added services for the network:

          A. Operation of the NOC and co-located systems with trained and qualified personnel on a continuous 24 hours per day, 7 days per week basis.

          B. Operation of all NOC equipment, monitoring, and fault isolation functions.

          C. Coordinating the dispatch maintenance representatives for corrective maintenance activities and recording information in a Problem Report ("PR") as follows:

                 1. In the Mexico City metropolitan area, the AVANTEL field service will respond within [*] hour for all repairs that cannot be completed through remote means

                 2. AVANTEL will provide field service within [*] hours for all repairs that cannot be completed through remote means for all other locations.

                 3. Initiation of a corrective maintenance request, plus recording the time that the call is received by the AVANTEL maintenance representative.

                 4. Upon arrival of the maintenance representative at the site, the NOC confirms the reported problems and records the site arrival time with the representative.

                 5. Upon notification to the NOC by the on-site maintenance representative of any of the following conditions, AOL representatives are conferred with for advice or assistance: work stoppage, delay, denial of access to the equipment.

                 6. Upon restoration of service by the maintenance representative, the NOC confirms operation of the equipment and records the time when service was restored and the reason for the outage in concert with the maintenance representative.

          D. Initiation of PRs, maintenance of a log of all PRs, coordination of PRs with support personnel and tracking of problems until resolution using a commercial trouble reporting system.

          E. Utilizing the SNMP capabilities and AVANTEL diagnostic software resident in the NOC for:

                    1.   Daily testing of modems and local access numbers

                    2. Measurements of the usage of each modem several times during each 24 hour period

                    3. Monitoring and recording the backbone and trunk availability and utilization

                    4. Accounting for the disposition of each call placed to AOLnet (i.e. how many calls were placed, how many calls were sent successfully to AOL, how many calls were lost in the network due to routing problems, how many calls were sent to AOL, but AOL did not accept them, etc.)

          F. Providing on-site analyst support Monday through Friday (excluding AVANTEL holidays) during normal working hours. A dedicated access number shall be maintained for AOL's exclusive use, which shall always be operational. Analyst support is defined as including the following:

                    1. Supporting short-term and long-term AOLnet problem identification, analysis, and resolution.

                    2. Ensuring that proper steps are taken to resolve the problem

                    3. Identifying and tracking all software, baseline and patches, deployed in the AOLnet and NOC platforms

                    4. Supporting the deployment of new software and hardware to the AOLnet and NOC equipment as coordinated with AOL

                    5.    Providing support to network provisioning requirements

                    6.    Maintaining a technical library for the NOC

          G. Performing on-call analyst support to AOLnet on a continuous 24 hour per day, 7 days per week basis. On-call analyst personnel respond to urgent requests from the NOC in conjunction with the on-site AVANTEL personnel. Procedures for the conduct of network testing are in accordance with those developed in conjunction with AOL representatives.

          H. Providing operational support to AOLnet in the area of network testing in association with provisioning actions. Such testing shall be conducted from the NOC in conjunction with the on-site AVANTEL installation team personnel.

          I.   Maintaining and providing updates and changes to NOC maps

          J.   Maintaining an authorized outage listing for NOC controller use

          K. Acting as AOL's agent in network security matters on a day-to-day basis in accordance with commercially reasonable practices and making recommendations for improvements

          L. Using commercial teleconferencing facilities in the resolution of network problems, escalation of problems, and planning activities

          M. Providing electronic mail service support for the NOC via the e-mail/DNS capability resident on the Sun workstations

          N.   Providing a facsimile service resident in the NOC equipment

          O. Delivering the following reports to the AOL representatives designated:

                    1.   Daily modem and site usage

                    2.   Daily call disposition reports

                    3.   Weekly summary of the amount of time required to close
                         PRs

                    4.   Daily ineffective call report

                    5.   Daily backbone utilization statistics

                    6.   Daily network latency and congestion statistics

                    7. Trace data as required to debug client and AOLnet problems AOL may request additional reports that assist in improving AOLnet quality. AVANTEL will provide these additional reports, or the raw data, subject to technical reasonableness.

III. Design and Topology of AOLnet

          AVANTEL intends to continue to improve the network design to: reduce risk, improve robustness, and enhance the price/performance of the transmission system.

          A.   Traffic Assumptions

          B.   Location of Points of Presence

          C.   Network Architecture

          D.   Network Topology

         AOL shall be allowed to establish a route of last resort on the AVANTEL network. AVANTEL will manage such traffic and provision their network to maintain a maximum circuit load as defined in Paragraph 2.1(d).

IV.  Network Support Organization

          AVANTEL has structured the program so that we can both rapidly build out a network and deliver quality service, and it can provide to AOL value added services.

          A. Program Management: The program management group is responsible for the management of the project as a whole. The program management team is led by a program executive who has direct and immediate access to the senior management of AVANTEL Communications and a program manager who reports to the program executive. The program management team is the primary point of contact between AVANTEL and AOL and coordinates the activity of all functional groups within AVANTEL and is responsible for project and financial management of the program.

          B. Engineering: Network engineering handles the technical aspects of the project, resolution of problems escalated by the NOC, planning for future network expansion, and improving performance and process. Engineering interacts directly with AOL and the NOC.

          C. Deployment: The deployment team consists of field engineers and technicians and others who have experience dealing directly with local carriers, preparing sites, and installing equipment. Part of the team will be based at AVANTEL to coordinate activities and provide support for installers.

          D. Operations: A NOC handles the operation and maintenance of the network. The NOC is connected to AOL's central facilities, including a direct telephone link to the AOL operations center. The NOC's monitoring capability is set up to detect and correct most network problems before they are visible to AOL or its customers.

          E. The NOC directs the maintenance activity based on input from the monitoring systems and AOL. AVANTEL handles the large majority of repair tasks over the telephone with technicians at the POPs by storing hardware at the POPs, establishing working agreements with the POPs and other service providers and by providing written procedures. When it is necessary to send technicians to deal with problems, AVANTEL uses its existing infrastructure of satellite offices and field engineers.

          F. AVANTEL shall support AOL in the acquisition of IP address blocks as requested by AOL. AVANTEL shall not require return of address blocks currently in use by AOL and shall provide additional blocks from the allocated AVANTEL space as requested by AOL. The provision at additional address blocks must continue for at least the next two years, and AVANTEL must give AOL a minimum of one-year notice should AVANTEL choose to terminate this service.

          G. AVANTEL agrees not to restrict traffic to and from AOL unless requested to do so by AOL or required to do so by court order or applicable law.

          H. AVANTEL shall manage the backbone and interconnection points with other Internet providers and customers to minimize loss and delay of AOL traffic. Such management shall include creation of new interconnection points as required.

          I. Each party shall use reasonable efforts to aggregate routing information sent to the other and to control the addition and withdrawal of routing information.

          J. AVANTEL shall announce AOL routing information at AVANTEL interchange points as agreed by AOL.

                                   EXHIBIT C

                                Deployment Plan
AOL-Designated Cities
---------------------
Mexico City
Guadalajara
Monterey
Tijuana
Cuernavaca
Puebla

And other cities as described in Exhibit D

Launch Requirements

As we mentioned before the Internet de Avantel platform can provide up to [*] access port and Internet access server equipment to cover the AOL requirement. Avantel assures availability of the number of ports and coverage in the cities and within the launch time schedules planned by AOL, and the expected growth, according to the following table:

                   Pre-Alpha      Alpha       Beta 1      Beta 2       Beta 3      Launch     Launch+12
City                  TBD          TBD         TBD          TBD         TBD         TBD          TBD
-----------------------------------------------------------------------------------------------------------
Mexico City                [*]         [*]          [*]         [*]          [*]        [*]            [*]

Guadalajara                [*]         [*]          [*]         [*]          [*]        [*]            [*]

Monterrey                  [*]         [*]          [*]         [*]          [*]        [*]            [*]

Tijuana                    [*]         [*]          [*]         [*]          [*]        [*]            [*]

Cuernavaca                 [*]         [*]          [*]         [*]          [*]        [*]            [*]

Puebla                     [*]         [*]          [*]         [*]          [*]        [*]            [*]

           Totals          [*]         [*]          [*]         [*]          [*]        [*]            [*]

                    Table 3. AOL Mexico Release Time Schedule

The foregoing table is provided as example, and is not binding either party.

                                  EXHIBIT D
                                  ---------

                               AVANTEL PROPOSAL
                               ----------------

AOL Request
-----------

In order to complete the proposal delivered to AOL, on past [*] Avantel now presents this document as an alternative solution to provide network connectivity to the AOL Mexican users. Is important to mention than this document is fully based on the AOL RFP and the information achieved in our last meeting with AOL, in Reston, Va., and makes references to our proposal delivered to AOL, dated by [*].

                         Alternate solution Description
                         ------------------------------

As we described in our last proposal to AOL, the Avantel SDH Optical Fiber Network provides transport and several telecommunication services with physical presence in 33 cities (POPs) across the country.

Additionally, in accordance to AOL Launch schedule, we can also provide services in 10 more cities, for a total of [*].

This proposal considers to provide local access services to AOL Mexican users in the cities shown below using [*] (see figure 1):

The available cities by date will be:

     [*]

             Mexico                Guadalajara         Monterrey
             Cd. Juarez            Guanajuato          San Luis Potosi
             Tampico               Tula                Torreon
             Cuernavaca            Puebla              Tijuana
             Chihuahua

     [*]
             Aguascalientes        Cd. Valles          Cd. Victoria
             Celaya                Cuautitlan          Cuautla
             Irapuato              Leon                Matamoros
             Merida                Ocotlan             Pachuca
             Queretaro             Reynosa             Saltillo
             Tlaxcala              Tepatitlan          Texcoco
             Toluca                Tulancingo          Zacatecas

     [*]
             Acapulco              Coatzacoalcos       Culiacan
             Durango               Hermosillo          Monclova
             Morelia               Veracruz            Villahermosa


Technical Solution

-------------------------------------------------------------------------------
In each city on table shown above, Avantel will provide dial up access to receive AOL Mexico users connections, allowing them to reach an up to 56 Kbps rate access connection with the K56Flex or V.90 standard modems.

Avantel will connect these users to our main Mexico City node, using the Avantel Long Distance Network. In Mexico City node, via the [*] Access Server platform, all the traffic will be routed to AOL facilities in Dallas, through a couple of [*] Routers, one in Mexico and one in USA, using the Avantel Optical Fiber Network.

The topology is shown in next diagram:



                       Figure 1. Proposed Topology for AOL Mexican users.

Avantel can also provide an 800 national access number for remote users located in another cities not included in table above.

The proposal exceeds [*] access ports of total capacity for AOL Mexican Users.

Avantel can provide any capacity and bandwidth, as a clear channel, Frame Relay, ATM and/or Internet domestic and international circuits, using their redundant optical fiber network. We are quite sure than our network capacity and quality services will met and exceed AOL Mexico requirements.

As mentioned all the network elements are monitored 24 hours a day, 7 days a week, by our main NOC (Network Operation Center) located in Monterrey City, and in case of failure they will dispatch the personnel to attend and correct the problem, where ever be located.

For network monitoring Avantel will provide a 64 Kbps Frame Relay circuit connected to our main Monitoring Network System, including the USA router.

Avantel responsibilities

-------------------------------------------------------------------------------
Avantel will provide to AOL Mexican network request:

-        Local access in each city described in table above.
-        800-access number (quoted separately).
-        K56Flex or V.90 standard modems.
-        [*] Access Server platform.
-        Both [*] Routers in Mexico and USA (Dallas).
- National and international network facilities to transport the AOL Mexican Users traffic.
- Full network management in Mexico and the LAN port in the USA [*] Router (Demarc Point).
- Reporting as requested (described in Paragraph 6.0 in our last proposal).